Exhibit 99.1

Canopy Growth Corporation Reports Second Quarter Fiscal Year 2023 Financial Results

SMITHS FALLS, ON, November 9, 2022 /PRNewswire/ - Canopy Growth Corporation ("Canopy Growth" or the "Company") (TSX:WEED) (NASDAQ: CGC) today announces its financial results for the second quarter ended September 30, 2022. All financial information in this press release is reported in Canadian dollars, unless otherwise indicated.

Highlights

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Announced comprehensive plan to fast track entry into the U.S. cannabis market through the creation of a new U.S. domiciled holding company, Canopy USA, LLC (“Canopy USA”), which is expected to accelerate growth and market expansion.
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In respect of the acquisition of Acreage Holdings, Inc. ("Acreage"), the 30-day HSR waiting period has expired.
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Delivered net revenue growth of 7% in Q2 FY2023 relative to Q1 FY2023, despite the continued impacts of macroeconomic headwinds and evolving Canadian cannabis market dynamics.
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Achieved 299% net revenue increase for BioSteel as compared to the prior year, driven by increased investment. Acquired manufacturing facility subsequent to quarter end, which is expected to support ongoing rapid U.S. expansion for the brand and drive gross margin improvement.
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Increased Canadian medical cannabis revenues by 8% versus Q2 FY2022 through continued focus on expansion of product offerings. Stabilized revenues in Canadian adult-use and saw market share growth across key brands including Doja, Tweed, and Deep Space compared to the prior quarter.
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Announced divestiture of Canadian retail operations, ensuring cost reduction program remains on track to deliver $70-$100 million in Selling, General & Administrative ("SG&A") savings. In addition, the Company continues to assess opportunities to focus the Company's Canadian cannabis operations.

“Our second quarter marks a key inflection-point for Canopy, demonstrating momentum across our key businesses and accelerating our entry into the U.S. cannabis market through the creation of Canopy USA. Canopy is ideally positioned to capitalize on this once-in-a-generation opportunity and accelerate our path to North American cannabis market leadership.”

David Klein, Chief Executive Officer

"We delivered solid sequential quarterly net revenue growth and improved margins, led by another record quarter for BioSteel, the stabilization of our Canadian cannabis business, and continued actions to reduce overall costs. We are pressing forward on our path to profitability in Canada and expect Canopy USA will meaningfully enhance our growth and profitability over time once it closes the announced acquisitions of Acreage, Jetty, and Wana.”

Judy Hong, Chief Financial Officer

Second Quarter Fiscal 2023 Financial Summary

(in millions of Canadian dollars, unaudited)	Net Revenue	Gross margin percentage	Adjusted gross margin percentage[1]	Net loss	Adjusted EBITDA[2]	Free cash flow[3]

Reported	$117.9	3%	10%	$(231.9)	$(78.1)	$(135.4)
vs. Q2 FY2022	(10%)	5,700 bps	6,200 bps	(1,320%)	52%	(34%)

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[1] Adjusted gross margin is a non-GAAP measure, and for Q2 FY2023 excludes $8.0 million of restructuring costs recorded in cost of goods sold (Q2 FY2022 - excludes $3.1 million related to the flow-through of inventory step-up associated with the acquisition of Supreme Cannabis and $nil of restructuring costs recorded in cost of goods sold). See "Non-GAAP Measures".

[2] Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".

[3] Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Revenues:

Net revenue of $118 million in Q2 FY2023 declined 10% versus Q2 FY2022. The decrease is primarily attributable to increased competition in the Canadian adult-use cannabis market, the divestiture of C³ Cannabinoid Compound Company GmbH (“C3”), and softer performance from This Works, offset by revenue growth at BioSteel. Excluding the impact from the divestiture of C3, net revenue declined 1% versus Q2 FY2022. When adjusting for both the impact of C3 and the ongoing divestiture of our Canadian retail business, revenues for the period increased 2% versus Q2 FY2022. Net revenue increased 7% in Q2 FY2023 relative to Q1 FY2023, despite the continued impacts of macroeconomic headwinds and evolving Canadian cannabis market dynamics.

Gross margin1:

Reported gross margin in Q2 FY2023 was 3% as compared to (54%) in Q2 FY2022. Excluding non-cash restructuring costs recorded in cost of goods sold of $8 million, adjusted gross margin was 10%. Gross margin in Q2 FY2023 was impacted by lower production output and price compression in the Canadian adult-use cannabis business, the divesture of C3, and a decrease in the amount of payroll subsidies received from the Canadian government pursuant to a COVID-19 relief program.

Operating expenses:

Total SG&A expenses in Q2 FY2023 were flat versus Q2 FY2022, driven by year-over-year reductions in General & Administrative (“G&A”) and Research & Development (“R&D”) expenses, offset by increases in Acquisition-Related Costs and Sales and Marketing expenses. The increase in Sales and Marketing expenses was primarily driven by the investment in the BioSteel NHL partnership announced in July 2022.

Net Loss:

Net Loss in Q2 FY2023 was $232 million, which is a $216 million increase in the net loss versus Q2 FY2022, driven primarily by non- cash fair value changes and an increase in asset impairment and restructuring costs, partially offset by improved margins.

Adjusted EBITDA2:

Adjusted EBITDA loss in Q2 FY2023 was $78 million, an $85 million improvement in Adjusted EBITDA loss versus Q2 FY2022 due to the improvement in gross margin and reductions in G&A and R&D expenses.

Free Cash Flow3:

Free Cash Flow in Q2 FY2023 was an outflow of $135 million, a 34% increase in outflow versus Q2 FY2022. Relative to Q2 FY2022, the outflow increase is due to the timing of certain payments in each period. Year-to-date Free Cash Flow in FY2023 is in line with the prior year period.

Cash Position:

Cash and short-term investments amounted to $1,143 million at September 30, 2022, representing a decrease of $229 million from $1,372 million at March 31, 2022 reflecting primarily Adjusted EBITDA losses and interest costs.

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1 Adjusted gross margin is a non-GAAP measure, and for Q2 FY2023 excludes $8.0 million of restructuring costs recorded in cost of goods sold (Q2 FY2022 - excludes $3.1 million related to the flow-through of inventory step-up associated with the acquisition of Supreme Cannabis and $nil of restructuring costs recorded in cost of goods sold). See "Non-GAAP Measures".

2 Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".

3 Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Business Highlights
Canadian cannabis business proved resilient with stabilized revenue in adult-use cannabis, benefiting from mainstream and premium flower innovation and growth in medical cannabis
• Canadian medical cannabis net revenue increased 8% versus Q2 FY2022 driven by growth in patient registrations and continued expansion of product offerings.
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Doja, premium flower and pre-rolled joint brand, increased market share by 2 bps versus Q1 FY2023 to 2.4%[4]. Mainstream brands Tweed and Vert increased market share by 10 bps and 13 bps, respectively, versus Q1 FY2023. Deep Space beverages increased market share by 67 bps versus Q1 FY2023 to 11.5%.

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High'er Education, the Company's budtender engagement program, has facilitated over 10,000 budtender interactions in its first year. The programming focuses primarily on education and product knowledge to drive budtender recommendations.

Gains in distribution and sales velocity of BioSteel RTD drove record revenue in Q2 FY2023
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BioSteel revenue in Q2 FY2023 increased 299% versus Q2 FY2022 with BioSteel Ready-to-Drink (“RTD”) beverages achieving 34% All Commodity Volume, ("ACV")[5] in the U.S., up from 6.5% in Q2 FY2022. Year-to-date in FY2023, BioSteel has secured distribution with, among others, Walmart, Rite Aid, and Winn Dixie.

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BioSteel signed a multi-year partnership with the National Hockey League and the National Hockey League Players Association as the Official Hydration Partner. This partnership provides BioSteel with league-wide rink side marketing and product supply rights, retail activation rights, and a community engagement platform.

• On November 8, 2022, the Company acquired a manufacturing facility, which is expected to support ongoing rapid U.S. expansion for the brand and drive gross margin improvement.

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4 Unless otherwise indicated, market share data disclosed in this press release is calculated using the Company’s internal proprietary market share tool that utilizes point of sales data supplied by third-party data providers, government agencies and our own retail store operations across the country.

5 IRI data for the 13 weeks ended October 2, 2022.

Canopy USA is expected to fast track entry into the U.S. cannabis market and create a truly North American cannabis brand powerhouse while accelerating Canopy Growth's path to profitability
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Canopy Growth has established Canopy USA – a new U.S.-domiciled holding company, which now holds the Company’s U.S. cannabis investments. This structure will enable Canopy USA to acquire each of Acreage, Jetty, and Wana and capitalize on the market opportunity presented by the U.S. cannabis market. The strategy and positioning of Canopy USA are true differentiators and will unlock potential expansion opportunities presented by the scalable and ideally-positioned U.S. cannabis ecosystem, positioning Canopy for profitable growth.

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Acreage[6] continued to make strong progress in the third quarter of calendar 2022 with revenue increasing 28% year over year and delivering their 7th consecutive quarter of positive Adjusted EBITDA[7] (as calculated by Acreage and set forth in Acreage’s Third Quarter 2022 Financial Results press release available under Acreage's profile on SEDAR at www.sedar.com and through EDGAR at www.sec.gov/edgar). Acreage Superflux Margalope Live Resin Vape Cartridge was awarded the Best Vape Pens category at the High Times Cannabis Cup in Illinois. Subsequent to the end of the quarter, Acreage's social equity joint venture in Connecticut was approved for both a Disproportionately Impacted Area Cultivation License and Adult-Use Cannabis Retail License.

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During the third quarter of calendar 2022, Jetty[8] strengthened its product portfolio with the launch of half gram solventless vape cartridges and the company’s solventless extraction process received certification under the state of California’s OCal Program, which certifies that the cannabis products have been grown and manufactured under “comparable-to-organic” standards. From July to August 2022, Jetty solventless vape retail sales increased by 30%[9]. Jetty also received multiple High Times SoCal awards in July 2022 including 2nd Place Concentrates for its Super Lemon Haze Live and 3rd Place Vape for its Banana Punch Solventless Vape Cartridge.

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Wana[10] has continued to grow its North American footprint, launching products in Montana and onboarding in additional states. Continuing its portfolio expansion, Wana introduced a range of new SKUs in the states where it operates including launching Wana’s Optimals Fast Asleep in Nevada and Michigan. Wana's CEO Nancy Whiteman also received the Benzinga Lifetime Achievement Award for her contributions to developing the cannabis industry in the U.S.

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In order to execute on its announced plan with Canopy USA, Canopy Growth requires shareholder approval for the creation and issuance of a new class of exchangeable shares in the capital of the Company. In connection with the proposal to amend the Company’s articles in order to create the exchangeable shares, Canopy Growth filed a preliminary proxy statement with the Securities and Exchange Commission ("SEC") on October 25, 2022. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to Canopy Growth shareholders.

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6 Until such time as the rights to acquire Acreage is exercised, Canopy USA will have no direct or indirect economic or voting interests in Acreage, Canopy USA will not directly or indirectly control Acreage, and Canopy USA, on the one hand, and Acreage, on the other hand, will continue to operate independently of one another. The Company holds non-voting and non-participating shares in Canopy USA that are exchangeable into common shares of Canopy USA.

7 Canopy Growth and Acreage may calculate Adjusted EBITDA differently as Adjusted EBITDA does not have any standardized meaning and therefore may not be comparable as between the Company and Acreage.

8 Until such time as Canopy USA elects to exercise its rights to acquire Jetty, Canopy USA will have no direct or indirect economic or voting interests in Jetty, Canopy USA will not directly or indirectly control Jetty, and Canopy USA, on the one hand, and Jetty, on the other hand, will continue to operate independently of one another. The Company holds non-voting and non-participating shares in Canopy USA that are exchangeable into common shares of Canopy USA.

9 Based on August 2022 BDSA data for dollars sold.

10 Until such time as Canopy USA elects to exercise its rights to acquire Wana, Canopy USA will have no direct or indirect economic or voting interests in Wana, Canopy USA will not directly or indirectly control Wana, and Canopy USA, on the one hand, and Wana, on the other hand, will continue to operate independently of one another. The Company holds non-voting and non-participating shares in Canopy USA that are exchangeable into common shares of Canopy USA.

Second Quarter Fiscal 2023 Revenue Review11

Revenue by Channel

(in millions of Canadian dollars, unaudited)	Q2 FY2023	Q2 FY2022	Vs. Q2 FY2022
Canada cannabis
Canadian recreational cannabis
Business-to-business[12]	$25.3	$41.9	(40%)
Business-to-consumer	$12.8	$16.7	(23%)
	$38.1	$58.6	(35%)
Canadian medical cannabis[13]	$14.2	$13.1	8%
	$52.3	$71.7	(27%)
Rest-of-world cannabis
C3	$-	$11.9	(100%)
Other rest-of-world cannabis[14]	$10.6	$11.7	(9%)
	$10.6	$23.6	(55%)

Storz & Bickel	$13.5	$14.5	(7%)
BioSteel[15]	$29.9	$7.5	299%
This Works	$6.9	$9.1	(24%)
Other	$4.7	$5.0	(6%)

Net revenue	$117.9	$131.4	(10%)

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11 In Q2 FY23, we are reporting our financial results for the following five reportable segments: (i) Canada cannabis; (ii) rest-of-world cannabis; (iii) Storz & Bickel; (iv) BioSteel; and (v) This Works. Information regarding segment net revenue and segment gross margin for the comparative periods has been restated to reflect the aforementioned change in reportable segments.

12 For Q2 FY2023, amount is net of excise taxes of $11.4 million and other revenue adjustments of $0.4 million (Q2 FY2022 - $12.9 million and $nil, respectively).

13 For Q2 FY2023, amount is net of excise taxes of $1.1 million (Q2 FY2022 - $1.4 million).

14 For Q2 FY2023, amount reflects other revenue adjustments of $0.5 million (Q2 FY2022 - $0.6 million).

15 For Q2 FY2023, amount reflects other revenue adjustments of $2.7 million (Q2 FY2022 - $2.7 million).

Revenue by Form

(in millions of Canadian dollars, unaudited)	Q2 FY2023	Q2 FY2022	Vs. Q2 FY2022
Canada cannabis
Dry bud[16,17]	$43.2	$62.0	(30%)
Oils and softgels[16,17]	$11.9	$13.4	(11%)
Beverages, edibles, topicals and vapes[16,17]	$10.1	$10.6	(5%)
Other revenue adjustments[17]	$(0.4)	$-	(100%)
Excise taxes	$(12.5)	$(14.3)	13%
	$52.3	$71.7	(27%)
Rest-of-world cannabis[18]
Dry bud	$6.7	$4.0	68%
Oils and soft gels	$2.4	$12.8	(81%)
Beverages, edibles, topicals and vapes	$1.5	$6.8	(78%)
	$10.6	$23.6	(55%)

Storz & Bickel	$13.5	$14.5	(7%)
BioSteel[18]	$29.9	$7.5	299%
This Works	$6.9	$9.1	(24%)
Other	$4.7	$5.0	(6%)

Net revenue	$117.9	$131.4	(10%)

Canada Cannabis

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Recreational B2B net revenue in Q2 FY2023 decreased 40% over the prior year period driven primarily by lower sales volumes, particularly in value-priced dried flower, resulting from both the strategic shift in our product portfolio and increased competition. These factors were partially offset by a more favourable product mix.

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Recreational B2C net revenue in Q2 FY2023 decreased 23% versus Q2 FY2022 largely driven by increased competition from the rapid growth in third party retail locations across provinces.

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Medical net revenue in Q2 FY2023 increased 8% from Q2 FY2022 driven by larger average order sizes.

Rest-of-world Cannabis

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Rest-of-world Cannabis revenue in Q2 FY2023 decreased 55% over Q2 FY2022 due primarily to the divestiture of C3 and a decline in our U.S. CBD business.
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Excluding the impact of the divestiture of C3, Rest-of-world Cannabis net revenue decreased 9% as compared to Q2 FY2022.

Storz & Bickel

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Storz & Bickel vaporizer revenue in Q2 FY2023 decreased 7% over Q2 FY2022 due primarily to continued slowdown in consumer spending, temporary disruptions with certain distributors, and the impact of foreign exchange rates.

BioSteel

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BioSteel sales in Q2 FY2023 increased 299% over Q2 FY2022 due to continued growth in our distribution channels and sales velocities across North America and higher international sales.

This Works

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This Works sales in Q2 FY2023 decreased 24% over Q2 FY2022 due in part to softer performance of certain product lines and the impact of foreign exchange rates.

The Q2 FY2023 and Q2 FY2022 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

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16 Excludes the impact of other revenue adjustments.

17 Other revenue adjustments represent the Company's determination of returns and pricing adjustments and relate to the Canadian recreational business‐to‐business channel.

18 Includes the impact of other revenue adjustments, which represent the Company’s determination of returns and other pricing adjustments.

Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Judy Hong, CFO at 10:00 AM Eastern Time on November 9, 2022.

Webcast Information

A live audio webcast will be available at https://app.webinar.net/nwPeJ3EBZG8

Replay Information

A replay will be accessible by webcast until 11:59 PM Eastern Time on February 7, 2023 at https://app.webinar.net/nwPeJ3EBZG8

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net income (loss), adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. Asset impairments related to periodic changes to the Company’s supply chain processes are not excluded from Adjusted EBITDA given their occurrence through the normal course of core operational activities. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 (the "Form 10-Q") to be filed with the SEC.

Free Cash Flow is a non- GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The Free Cash Flow reconciliation is presented within this news release and explained in the Form 10-Q.

Adjusted Gross Margin and Adjusted Gross Margin Percentage are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted Gross Margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations. Adjusted Gross Margin Percentage is calculated as Adjusted Gross Margin divided by net revenue. The Adjusted Gross Margin and Adjusted Gross Margin Percentage reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q to be filed with the SEC.

Contact:

Jennifer White

Sr. Manager, Communications

media@canopygrowth.com

Tyler Burns

Director, Investor Relations

tyler.burns@canopygrowth.com

About Canopy Growth Corporation

Canopy Growth Corporation (“Canopy”) is a leading North American cannabis and CPG company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to our consumers, Canopy delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space. Our CPG portfolio features sugar-free sports hydration brand BioSteel, targeted 24-hour skincare and wellness solutions from This Works, gourmet wellness products by Martha Stewart CBD, and category defining vaporizer technology made in Germany by Storz & Bickel.

Canopy has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through its rights to Acreage Holdings, a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the

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Northeast, as well as Wana Brands, a leading cannabis edible brand in North America, and Jetty Extracts, a California-based producer of high-quality cannabis extracts and pioneer of clean vape technology.

Beyond our world-class products, Canopy is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment—pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement.

For more information visit www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. To the extent any forward-looking statements in this news release constitutes “financial outlooks” within the meaning of applicable Canadian securities laws, the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

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laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office, the U.S. Department of Agriculture (the “USDA”) and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;
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expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
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the Company’s ability to execute on its strategy to accelerate the Company’s entry into the U.S. cannabis market through the creation of Canopy USA (the “Reorganization”);
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expectations regarding the potential success of, and the costs and benefits associated with the Reorganization;
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expectations to capitalize on the opportunity for growth in the United States cannabis sector and the anticipated benefits of such strategy;
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the timing and outcome of the arrangement agreement we entered into with Acreage Holdings and Canopy USA on October 24, 2022 (the “Floating Share Arrangement Agreement)”, the anticipated benefits of such arrangement, the anticipated timing of the related Acreage Holdings special meeting of shareholders and the acquisition of Acreage Holdings’ Class E subordinate voting shares (the “Fixed Shares”) and Class D subordinated voting shares by Canopy USA, the satisfaction or waiver of the closing conditions set out in the Floating Share Arrangement Agreement and the arrangement agreement we previously entered into with Acreage Holdings, including receipt of all regulatory approvals, and the anticipated timing and occurrence of the Company’s exercise of the option to acquire the Fixed Shares and closing of such transaction;
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the anticipated timing and occurrence of the Company’s special meeting of shareholders to approve an amendment to the Company’s articles of incorporation;
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expectations related to our announcement of certain restructuring actions (the “Restructuring Actions”), the Reorganization and any progress, challenges and effects related thereto as well as changes in strategy, metrics, investments, costs, operating expenses, employee turnover and other changes with respect thereto;
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our ability to refinance debt as and when required on terms favorable to us and comply with covenants contained in our debt facilities and debt instruments;
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expectations regarding the laws and regulations and any amendments thereto relating to the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA and relevant state regulatory authorities;
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expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances, equity investments and dispositions;
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the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
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the uncertainties associated with the COVID-19 pandemic, including our ability, and the ability of our suppliers and distributors, to effectively manage the restrictions, limitations and health issues presented by the COVID-19 pandemic, the ability to continue our production, distribution and sale of our products and the demand for and use of our products by consumers, disruptions to the

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global and local economies due to related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations and a reduction in discretionary consumer spending;
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our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
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our ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;
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the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
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the anticipated benefits and impact of the investments in us (the “CBI Group Investments”) from Constellation Brands, Inc. (“CBI”) and its affiliates (together, the “CBI Group”);
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the potential exercise of the warrants held by the CBI Group, pre-emptive rights and/or top-up rights held by the CBI Group;
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expectations regarding the use of proceeds of equity financings, including the proceeds from the CBI Group Investments;
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the legalization of the use of cannabis for medical or recreational in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;
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our ability to execute on our strategy and the anticipated benefits of such strategy;
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the ongoing impact of the legalization of additional cannabis product types and forms for recreational use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;
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the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;
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the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis including tetrahydrocannabinol (“THC”);
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the future performance of our business and operations;
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our competitive advantages and business strategies;
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the competitive conditions of the industry;
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the expected growth in the number of customers using our products;
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our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;
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expectations regarding revenues, expenses and anticipated cash needs;
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expectations regarding cash flow, liquidity and sources of funding;
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expectations regarding capital expenditures;
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the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
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the expected growth in our growing, production and supply chain capacities;
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expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
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expectations with respect to future production costs;
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expectations with respect to future sales and distribution channels and networks;
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the expected methods to be used to distribute and sell our products;
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our future product offerings;
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the anticipated future gross margins of our operations;
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accounting standards and estimates;
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expectations regarding our distribution network;
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expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements; and
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expectations on price changes in cannabis markets.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt

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of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; (xiii) our ability to continue to operate in light of the COVID-19 pandemic and the impact of the pandemic on demand for, and sales of, our products and our distribution channels; and (xiv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct. Financial outlooks, as with forward-looking statements generally, are, without limitation, based on the assumptions and subject to various risks as set out herein. Our actual financial position and results of operations may differ materially from management’s current expectations and, as a result, our SG&A cost savings may differ materially from the values provided in this news release.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, our limited operating history; the risks that the stock exchanges on which we are listed may disagree with our interpretations of their policies, including that financial consolidation of Canopy USA may be permissible in the event that Canopy USA closes on the acquisition of Wana, Jetty or the Fixed Shares of Acreage Holdings; inherent uncertainty associated with projections; the diversion of management time on issues related to Canopy USA; the ability of parties to certain transactions to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the risks that our Restructuring Actions will not result in the expected cost-savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; risks that we may be required to write down intangible assets, including goodwill, due to impairment; changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; the risk that the COVID-19 pandemic may disrupt our operations and those of our suppliers and distribution channels and negatively impact the demand for and use of our products; consumer demand for cannabis and U.S. hemp products; inflation risks; the risks and uncertainty regarding future product development; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; the risk that cost savings and any other synergies from the CBI Group Investments may not be fully realized or may take longer to realize than expected; the implementation and effectiveness of key personnel changes; risks associated with jointly owned investments; risks relating to our current and future operations in emerging markets; risks relating to inventory write downs; future levels of revenues and the impact of increasing levels of competition; risks related to the protection and enforcement of our intellectual property rights; our ability to manage disruptions in credit markets or changes to our credit ratings; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks related to the integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on our business, financial condition, results of operations and cash flows; risks related to stock exchange restrictions; risks associated with divestment and restructuring; volatility in and/or degradation of general economic, market, industry or business conditions; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; third-party manufacturing risks; third-party transportation risks; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to our business and products; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022 and in Item 1A of Part II of the Form 10-Q. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with,

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or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

Participants in the Solicitation

Canopy Growth and its directors and executive officers may be deemed participants in the solicitation of proxies from Canopy Growth shareholders with respect to the Amendment Proposal. A list of the names of those directors and executive officers and a description of their interests in Canopy Growth is contained in Canopy Growth’s definitive proxy statement on Schedule 14A filed with the SEC on July 29, 2022 and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8 or by email to invest@canopygrowth.com. Additional information regarding the interests of such participants will be contained in the Proxy Statement when it becomes available. Investors should read the Proxy Statement when it becomes available because it will contain important information.

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Schedule 1

CANOPY GROWTH CORPORATION

CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

(in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	September 30, 2022	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$746,719	$776,005
Short-term investments	396,702	595,651
Restricted short-term investments	12,352	12,216
Amounts receivable, net	108,236	96,443
Inventory	211,209	204,387
Prepaid expenses and other assets	62,957	52,700
Total current assets	1,538,175	1,737,402
Other financial assets	625,059	800,328
Property, plant and equipment	864,523	942,780
Intangible assets	223,501	252,695
Goodwill	136,513	1,866,503
Other assets	14,499	15,342
Total assets	$3,402,270	$5,615,050

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$68,203	$64,270
Other accrued expenses and liabilities	88,577	75,278
Current portion of long-term debt	321,976	9,296
Other liabilities	63,645	64,054
Total current liabilities	542,401	212,898
Long-term debt	1,032,134	1,491,695
Deferred income tax liabilities	9,758	15,991
Liability arising from Acreage Arrangement	-	47,000
Warrant derivative liability	691	26,920
Other liabilities	153,257	190,049
Total liabilities	1,738,241	1,984,553
Commitments and contingencies
Redeemable noncontrolling interest	35,900	36,200
Canopy Growth Corporation shareholders' equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued - 480,260,882 shares and 394,422,604 shares, respectively	7,818,089	7,482,809
Additional paid-in capital	2,516,811	2,519,766
Accumulated other comprehensive loss	(33,707)	(42,282)
Deficit	(8,676,020)	(6,370,337)
Total Canopy Growth Corporation shareholders' equity	1,625,173	3,589,956
Noncontrolling interests	2,956	4,341
Total shareholders' equity	1,628,129	3,594,297
Total liabilities and shareholders' equity	$3,402,270	$5,615,050

Schedule 2

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended September 30,
	2022	2021
Revenue	$130,359	$145,648
Excise taxes	12,496	14,274
Net revenue	117,863	131,374
Cost of goods sold	114,042	202,514
Gross margin	3,821	(71,140)
Operating expenses:
Selling, general and administrative expenses	125,842	125,756
Share-based compensation	9,858	15,953
Asset impairment and restructuring costs	43,968	2,510
Total operating expenses	179,668	144,219
Operating loss	(175,847)	(215,359)
Other income (expense), net	(47,844)	195,821
Loss before income taxes	(223,691)	(19,538)
Income tax (expense) recovery	(8,220)	3,207
Net loss	(231,911)	(16,331)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interest	(10,105)	(5,273)
Net loss attributable to Canopy Growth Corporation	$(221,806)	$(11,058)

Basic and diluted loss per share	$(0.47)	$(0.03)
Basic and diluted weighted average common shares outstanding	471,592,150	393,274,758

Schedule 3

CANOPY GROWTH CORPORATION

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of Canadian dollars, unaudited)

	Six months ended September 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(2,319,467)	$373,624
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	29,608	37,108
Amortization of intangible assets	13,536	16,804
Share of loss on equity method investments	-	100
Share-based compensation	15,297	29,079
Asset impairment and restructuring costs	1,783,784	80,690
Income tax expense (recovery)	11,969	(307)
Non-cash fair value adjustments and charges related to settlement of unsecured senior notes	231,704	(834,090)
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	(11,793)	12,354
Inventory	(6,822)	(3,423)
Prepaid expenses and other assets	(17,567)	40,208
Accounts payable and accrued liabilities	14,842	3,778
Other, including non-cash foreign currency	(19,006)	(7,670)
Net cash used in operating activities	(273,915)	(251,745)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(4,308)	(35,658)
Purchases of intangible assets	(938)	(2,729)
Proceeds on sale of property, plant and equipment	10,784	2,290
Redemption (purchases) of short-term investments	211,092	(705)
Net cash proceeds on sale of subsidiaries	12,432	10,324
(Investment in) sale of other financial assets	(29,205)	110
Net cash outflow on acquisition of subsidiaries	-	(9,070)
Other investing activities	7,143	(10,859)
Net cash provided by (used in) investing activities	207,000	(46,297)
Cash flows from financing activities:
Proceeds from issuance of common shares and warrants	856	1,460
Proceeds from exercise of stock options	270	4,886
Repayment of long-term debt	(423)	(49,991)
Other financing activities	(13,116)	(3,036)
Net cash used in financing activities	(12,413)	(46,681)
Effect of exchange rate changes on cash and cash equivalents	50,042	(2,309)
Net decrease in cash and cash equivalents	(29,286)	(347,032)
Cash and cash equivalents, beginning of period	776,005	1,154,653
Cash and cash equivalents, end of period	$746,719	$807,621

Schedule 4

Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended September 30,
(in thousands of Canadian dollars except where indicated; unaudited)	2022	2021
Net revenue	$117,863	$131,374

Gross margin, as reported	3,821	(71,140)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	8,023	-
Charges related to the flow-through of inventory step-up on business combinations	-	3,123
Adjusted gross margin[1]	$11,844	$(68,017)

Adjusted gross margin percentage[1]	10%	(52%)
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 5

Adjusted EBITDA[1] Reconciliation (Non-GAAP Measure)
	Three months ended September 30,
(in thousands of Canadian dollars, unaudited)	2022	2021
Net loss	$(231,911)	$(16,331)
Income tax expense (recovery)	8,220	(3,207)
Other (income) expense, net	47,844	(195,821)
Share-based compensation[2]	9,858	15,953
Acquisition-related costs	14,606	2,391
Depreciation and amortization[2]	21,293	28,780
Asset impairment and restructuring costs	43,968	2,510
Restructuring costs recorded in cost of goods sold	8,023	-
Charges related to the flow-through of inventory step-up on business combinations	-	3,123
Adjusted EBITDA[1]	$(78,099)	$(162,602)

[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] From Consolidated Statements of Cash Flows.

Schedule 6

Free Cash Flow[1] Reconciliation (Non-GAAP Measure)
	Three months ended September 30,
(in thousands of Canadian dollars, unaudited)	2022	2021
Net cash used in operating activities	$(133,400)	$(85,965)
Purchases of and deposits on property, plant and equipment	(2,015)	(15,379)
Free cash flow[1]	$(135,415)	$(101,344)
[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Schedule 7

Segmented Gross Margin and Segmented Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)[2]
	Three months ended September 30,
(in thousands of Canadian dollars except where indicated; unaudited)	2022	2021
Canada cannabis segment
Net revenue	$52,304	$71,672
Gross margin, as reported	(7,652)	(91,980)
Gross margin percentage, as reported	(15%)	(128%)
Adjustments to gross margin:
Charges related to the flow-through of inventory step-up on business combinations	-	3,123
Adjusted gross margin[1]	$(7,652)	$(88,857)
Adjusted gross margin percentage[1]	(15%)	(124%)

Rest-of-world cannabis segment
Revenue	$10,552	$23,653
Gross margin, as reported	(1,332)	10,978
Gross margin percentage, as reported	(13%)	46%
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	3,730	-
Adjusted gross margin[1]	$2,398	$10,978
Adjusted gross margin percentage[1]	23%	46%

Storz & Bickel segment
Revenue	$13,494	$14,511
Gross margin, as reported	6,002	5,351
Gross margin percentage, as reported	44%	37%

Adjusted gross margin[1]	$6,002	$5,351
Adjusted gross margin percentage[1]	44%	37%

BioSteel segment
Revenue	$29,922	$7,512
Gross margin, as reported	4,432	(404)
Gross margin percentage, as reported	15%	(5%)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	3,201	-
Adjusted gross margin[1]	$7,633	$(404)
Adjusted gross margin percentage[1]	26%	(5%)

This Works segment
Revenue	$6,868	$9,027
Gross margin, as reported	2,303	3,558
Gross margin percentage, as reported	34%	39%
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	1,092	-
Adjusted gross margin[1]	$3,395	$3,558
Adjusted gross margin percentage[1]	49%	39%

[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

2 In Q2 FY23, we are reporting our financial results for the following five reportable segments: (i) Canada cannabis; (ii) rest-of-world cannabis; (iii) Storz & Bickel; (iv) BioSteel; and (v) This Works. Information regarding segment net revenue and segment gross margin for the comparative periods has been restated to reflect the aforementioned change in reportable segments.